FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                   (UNAUDITED)


                                                     September 30,
ASSETS:                                                   2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Utility Plant (at cost):
  Electric                                                    $57,716                                          $57,716
  Gas                                                          35,860                                           35,860
  Common                                                        5,411                                            5,411
  Construction Work in Progress                                 2,611                 18,170 (E)                20,781
                                                    ------------------      -----------------      --------------------
     Utility Plant                                            101,598                 18,170                   119,768
     Less: Accumulated Depreciation                            26,942                                           26,942
                                                    ------------------      -----------------      --------------------
        Net Utility Plant                                      74,656                 18,170                    92,826
                                                    ------------------      -----------------      --------------------

Other Property and Investments                                     18                                               18
                                                    ------------------      -----------------      --------------------


Current Assets:
  Cash                                                            197                                              197
  Accounts Receivable                                           7,627                                            7,627
  Due from Affiliates                                           1,626                                            1,626
  Materials and Supplies (at average cost)                      2,397                                            2,397
  Prepayments                                                     510                                              510
  Accrued Revenue                                                (338)                                            (338)
                                                    ------------------      -----------------      --------------------
    Total Current Assets                                       12,019                                           12,019


Noncurrent Assets

  Regulatory Assets                                           138,391                                          138,391
  Unamortized Debt Issuance Costs                                 407                                              407
  Prepaid Pension Costs                                         3,330                                            3,330
  Other                                                        15,598                                           15,598
                                                    ------------------      -----------------      --------------------
    Total Noncurrent Assets                                   157,726                                          157,726


                                                    ------------------      -----------------      --------------------
    TOTAL                                                    $244,419                $18,170                  $262,589
                                                    ==================      =================      ====================


       (The accompanying Notes are an integral part of these statements.)



                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                   (UNAUDITED)

                                                      September 30,
CAPITALIZATION AND LIABILITIES:                           2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Capitalization:
  Common Stock Equity                                          39,526                   (593)(D)                38,933
  Preferred Stock, Redeemable                                   2,272                                            2,272
  Long-term Debt, Less Current Portion                         40,000                                           40,000
                                                    ------------------      -----------------      --------------------
         Total Capitalization                                  81,798                   (593)                   81,205


Current Liabilities:
  Long-term Debt, Current Portion                               3,000                                            3,000
  Capitalized Lease Obligations                                   201                                              201
  Short-Term Debt                                              11,830                 18,170 (F)                30,000
  Accounts Payable                                              4,081                                            4,081
  Due to Affiliate                                                760                                              760
  Dividends Declared and Payable                                1,387                                            1,387
  Refundable Customer Deposits                                    306                                              306
  Taxes Payable                                                 1,165                   (361)(B)                   804
  Interest Payable                                                612                    954 (C)                 1,566
  Other Current Liabilities                                       507                                              507
                                                    ------------------      -----------------      --------------------
         Total Current Liabilities                             23,849                 18,763                    42,612


Deferred Income Taxes                                          30,915                                           30,915
                                                    ------------------      -----------------      --------------------

Noncurrent Liabilities:
Power Supply Contract Obligations                              99,553                                           99,553
Capitalized Lease Obligations                                   2,009                                            2,009
Other Noncurrent Liabilities                                    6,295                                            6,295
                                                    ------------------      -----------------      --------------------
         Total Noncurrent Liabilities                         107,857                                          107,857

                                                    ------------------      -----------------      --------------------
         TOTAL                                               $244,419                $18,170                  $262,589
                                                    ==================      =================      ====================

       (The accompanying Notes are an integral part of these statements.)



                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)
                                   (UNAUDITED)

                                                    Nine Months Ended
                                                       September 30,
                                                          2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------
Operating Revenues:
  Electric                                                    $41,345                                          $41,345
  Gas                                                          14,677                                           14,677
                                                    ------------------      -----------------      --------------------
    Total Operating Revenues                                   56,022                                           56,022
                                                    ------------------      -----------------      --------------------

Operating Expenses:
  Fuel and Purchased Power                                     23,574                                           23,574
  Gas Purchased for Resale                                      8,261                                            8,261
  Operating Expenses, Other                                     9,395                                            9,395
  Maintenance                                                   1,155                                            1,155
  Depreciation and Amortization                                 4,847                                            4,847
  Provisions for Taxes:
    Federal and State Income                                    1,854                   (361)(B)                 1,493
    Local Property and Other                                      952                                              952
                                                    ------------------      -----------------      --------------------
      Total Operating Expenses                                 50,038                   (361)                   49,677
                                                    ------------------      -----------------      --------------------

Operating Income                                                5,984                    361                     6,345

Non-operating Expense                                              91                                               91
                                                    ------------------      -----------------      --------------------

Income Before Interest Expense                                  5,893                    361                     6,254

  Interest Expense, Net                                         2,399                    954 (C)                 3,353
                                                    ------------------      -----------------      --------------------

Net Income                                                      3,494                  ($593)(D)                 2,901
Less Dividends on Preferred Stock                                 117                                              117
                                                    ------------------      -----------------      --------------------

Net Income Applicable to Common Stock                          $3,377                  ($593)                   $2,784
                                                    ==================      =================      ====================


       (The accompanying Notes are an integral part of these statements.)



                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


ASSETS:                                               (Unaudited)
                                                     September 30,
                                                          2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Utility Plant

  Electric                                                   $169,013                                         $169,013
  Gas                                                          35,860                                           35,860
  Common                                                       21,192                                           21,192
  Construction Work in Progress                                 3,845                 23,775 (E)                27,620
                                                    ------------------      -----------------      --------------------
     Utility Plant                                            229,910                 23,775                   253,685
Less: Accumulated Depreciation                                 69,831                                           69,831
                                                    ------------------      -----------------      --------------------
     Net Utility Plant                                        160,079                 23,775                   183,854
                                                    ------------------      -----------------      --------------------

Miscellaneous Property & Investments                            7,763                                            7,763
                                                    ------------------      -----------------      --------------------


Current Assets:
  Cash                                                          2,170                                            2,170
  Accounts Receivable                                          17,593                                           17,593
  Materials and Supplies                                        3,228                                            3,228
  Prepayments                                                   1,189                                            1,189
  Accrued Revenue                                               4,374                                            4,374
  Taxes Refundable                                                611                    458 (B)                 1,069
                                                    ------------------      -----------------      --------------------
     Total Current Assets                                      29,165                    458                    29,623


Noncurrent Assets:
  Regulatory Assets                                           138,391                                          138,391
  Prepaid Pension Costs                                         9,807                                            9,807
  Debt Issuance Costs                                           1,343                                            1,343
  Other Noncurrent Assets                                      24,185                                           24,185
                                                    ------------------      -----------------      --------------------
     Total Noncurrent Assets                                  173,726                                          173,726


                                                    ------------------      -----------------      --------------------
TOTAL                                                        $370,733                $24,233                  $394,966
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)



                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


CAPITALIZATION AND LIABILITIES:                       (Unaudited)
                                                      September 30,
                                                          2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Capitalization:
  Common Stock Equity                                         $77,615                  ($790)(D)               $76,825
  Preferred Stock, Non-Redeemable                                 225                                              225
  Preferred Stock, Redeemable                                   3,465                                            3,465
  Long-term Debt, Less Current Portion                         81,811                                           81,811
                                                    ------------------      -----------------      --------------------
     Total Capitalization                                     163,116                   (790)                  162,326


Current Liabilities:
  Long-term Debt, Current Portion                               3,203                                            3,203
  Capitalized Lease, Current Portion                              831                                              831
  Accounts Payable                                             15,138                                           15,138
  Short-Term Debt                                              21,225                 23,775 (F)                45,000
  Dividends Declared and Payable                                1,848                                            1,848
  Refundable Customer Deposits                                  1,298                                            1,298
  Interest Payable                                              1,311                  1,248 (C)                 2,559
  Other Current Liabilities                                     7,307                                            7,307
                                                    ------------------      -----------------      --------------------
     Total Current Liabilities                                 52,161                 25,023                    77,184

Deferred Income Taxes                                          44,534                                           44,534
                                                    ------------------      -----------------      --------------------

Noncurrent Liabilities

  Power Supply Contract Obligations                            99,553                                           99,553
  Capitalized Leases, Less Current Portion                      3,245                                            3,245
  Other Deferred Credits                                        8,124                                            8,124
                                                    ------------------      -----------------      --------------------
     Total Noncurrent Liabilities                             110,922                                          110,922


                                                    ------------------      -----------------      --------------------
TOTAL                                                        $370,733                $24,233                  $394,966
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)


                                                      (Unaudited)
                                                   Nine Months Ended
                                                      September 30,
                                                           2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Operating Revenues:
  Electric                                                    118,925                                          118,925
  Gas                                                          14,677                                           14,677
  Other                                                            87                                               87
                                                    ------------------      -----------------      --------------------
      Total Operating Revenues                                133,689                                          133,689
                                                    ------------------      -----------------      --------------------

Operating Expenses:
  Fuel and Purchased Power                                     81,127                                           81,127
  Gas Purchased for Resale                                      8,261                                            8,261
  Operating and Maintenance                                    18,929                                           18,929
  Depreciation and Amortization                                 8,926                                            8,926
  Provisions for Taxes:
    Local Property and Other                                    3,802                                            3,802
    Federal and State Income                                    2,277                   (458)(B)                 1,819
                                                    ------------------      -----------------      --------------------
      Total Operating Expenses                                123,322                   (458)                  122,864
                                                    ------------------      -----------------      --------------------
Operating Income                                               10,367                    458                    10,825

Non-operating Expense, Net                                        194                                              194
                                                    ------------------      -----------------      --------------------

Income Before Interest Expense                                 10,173                    458                    10,631

  Interest Expense, Net                                         5,151                  1,248 (C)                 6,399
                                                    ------------------      -----------------      --------------------
Net Income                                                      5,022                   (790)(D)                 4,232
Less Dividends on Preferred Stock                                 197                                              197
                                                    ------------------      -----------------      --------------------

Net Income Applicable to Common Stock                          $4,825                  ($790)                   $4,035
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)



                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)


ASSETS:                                               September 30,
                                                          2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Other Property and Investments

Investment in Associate Companies                             $72,251                $23,775 (E)               $96,026
Other Investments                                               5,411                                            5,411
                                                    ------------------      -----------------      --------------------
     Net Service Property And Investments                      77,662                 23,775                   101,437
                                                    ------------------      -----------------      --------------------



Current Assets:
  Cash                                                          1,161                                            1,161
  Due from Affiliates                                           2,784                  1,248 (B)                 4,032
  Refundable Taxes                                              1,995                                            1,995
                                                    ------------------      -----------------      --------------------
    Total Current Assets                                        5,940                  1,248                     7,188


Noncurrent Assets                                                 123                                              123
                                                    ------------------      -----------------      --------------------
    TOTAL                                                     $83,725                $25,023                  $108,748
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)



                        UNITIL CORPORATION (COMPANY ONLY)

                           BALANCE SHEETS (000's) (A)


                                                      September 30,
CAPITALIZATION AND LIABILITIES:                           2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Capitalization:
  Common Stock Equity                                         $57,751                                          $57,751
                                                    ------------------      -----------------      --------------------
         Total Capitalization                                  57,751                                           57,751


Current Liabilities:
  Short-Term Debt                                              21,225                 23,775 (D)                45,000
  Due to Affiliates                                             2,569                                            2,569
  Dividends Declared and Payable                                1,781                                            1,781
  Interest Payable                                                125                  1,248 (B)                 1,373
  Misc. Current Assets                                            274                                              274
                                                    ------------------      -----------------      --------------------
         Total Current Liabilities                             25,974                 25,023                    50,997


                                                    ------------------      -----------------      --------------------
         TOTAL                                                $83,725                $25,023                  $108,748
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)

                        UNITIL CORPORATION (COMPANY ONLY)

                        STATEMENT OF EARNINGS (000's) (A)


                                                    Nine Months Ended
                                                      September 30,
                                                          2000                Adjustments              Pro Formed
                                                    ------------------      -----------------      --------------------

Operating Expenses:
  Operating Expenses, Other                                      $528                                             $528
  Provisions for Taxes:
    Federal and State Income                                     (116)                                            (116)
                                                    ------------------      -----------------      --------------------
      Total Operating Expenses                                    412                                              412
                                                    ------------------      -----------------      --------------------

Operating Income                                                 (412)                                            (412)

Non-operating Income                                            5,073                  1,248 (B)                 6,321
                                                    ------------------      -----------------      --------------------

Income Before Interest Expense                                  4,661                  1,248                     5,909

  Interest Expense, Net                                                                1,248 (C)                 1,248
                                                    ------------------      -----------------      --------------------


Net Income                                                     $4,661                                           $4,661
                                                    ==================      =================      ====================



       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION
              Notes to Pro Forma Consolidated Financial Statements

(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the requested borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the six months period.

(D) Lower Net Income and Common Equity (e.g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund capital additions to plant.

(F) Relects the incremental increase in Short-Term Debt to reach the borrowing limit.

                        UNITIL CORPORATION (Company Only)
                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the requested borrowing limit and the corresponding impact on Interest Expenses and Non-operating Income.

(B) Assumes interest costs will be billable through the Cash Pool to the client companies and will become a receivable.

(C) The cost of this increase in Short-Debt is reflected in higher interest costs for the six months period.

(D) Reflects the incremental increase in Short-Term Debt to reach the borrowing limit.

(E)  Assumes all borrowed funds are reflected as an investment in the Cash Pool.

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the recently authorized borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the six months period.

(D) Lower Net Income and Common Equity (e. g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund additions to Utility Plant.

(F) Reflects the incremental increase in Short-Term debt to reach the borrowing limit.